Exhibit 10.1.1

Western Digital Corporation ID: 33-0956711 3355 Michelson Drive, Suite 100 Irvine, CA 92612

Notice of Grant of Stock Option and Option Agreement – Executives

Name	Option No.: #######
Address Line 1	Plan: 2017 Performance Incentive Plan
City, State Zip	ID: ####

Congratulations! Effective <<date>>, you have been granted a(n) <<option type>> to buy <<number>> shares of Western Digital Corporation stock at <<$ option price>> per share. The option was granted under the 2017 Performance Incentive Plan (the “Plan”).1
Vesting:

Shares1        Vest Type    Full Vesting    Expiration Date2
Your option is subject to the terms and conditions of this Notice, the attached Standard Terms and Conditions for Stock Options – Executives (the “Standard Terms”), and the Plan. By accepting the option, you are agreeing to the terms of the option as set forth in those documents. You should read the Plan, the Prospectus for the Plan, and the Standard Terms. The Standard Terms and the Plan are each incorporated into (made a part of) this Notice by this reference. You do not have to accept your option. If you do not agree to the terms of your option, you should promptly return this Notice to the Western Digital Corporation Stock Plans Administrator.

A copy of the Plan, the Prospectus for the Plan, and the Standard Terms have been provided to you. If you need another copy of any of these documents, or if you would like to confirm that you have the most recent version, you may obtain another copy in the Company Library on the E*TRADE website. These documents are also available on the Western Digital Intranet site under Legal.

1.
The number of shares subject to the option and the per-share exercise price of the option are subject to adjustment under Section 7.1 of the Plan (for example, and without limitation, in connection with stock splits).

2.	The option is subject to early termination under Section 5 of the attached Standard Terms and Conditions for Stock Options.

Western Digital Corporation 3355 Michelson Drive, Suite 100
Irvine, California 92612 Telephone 949 672-7000

STANDARD TERMS AND CONDITIONS FOR STOCK OPTIONS - EXECUTIVES
2017 Performance Incentive Plan

1.	Option Subject to 2017 Performance Incentive Plan.

The option (the "Option") referred to in the attached Notice of Grant of Stock Option and Option Agreement (the "Notice") was issued under Western Digital Corporation's (the "Corporation's") 2017 Performance Incentive Plan (the "Plan"). The Option is subject to the terms and provisions of the Notice, these Standard Terms and Conditions for Stock Options - Executives (these “Standard Terms”), and the Plan. To the extent any information in the Notice, the prospectus for the Plan, or other information provided by the Corporation conflicts with the Plan and/or these Standard Terms, the Plan or these Standard Terms, as applicable, shall control. To the extent any terms and provisions in these Standard Terms conflict with the terms and provisions of the Plan, the Plan shall control. The holder of the Option is referred to herein as the "Participant." Capitalized terms not defined herein have the meanings set forth in the Plan.

Unless otherwise expressly provided in other sections of these Standard Terms, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the grant date of the Option.

2.	Option Agreement.

The Notice and these Standard Terms, together, constitute the Option Agreement with respect to the Option pursuant to Section 5.3 of the Plan.

3.	Type of Stock Option

The Notice indicates whether the Option is intended to qualify as an incentive stock option (an “ISO”) under the Internal Revenue Code of 1986, as amended (the "Code"), or is a nonqualified stock option (an option that is not an ISO). ISOs are subject to additional requirements under the Code as generally described in Section 5.1 of the Plan. If the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000, as measured on the applicable option grant dates and as determined in accordance with Code Section 422 and the regulations promulgated thereunder, the limitations of Section 5.1.2 of the Plan shall apply and to such extent the Option will be rendered a nonqualified stock option.

4.	Vesting

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth in the Notice. Each vesting installment of the Option shall be a fixed installment covering the number of shares, and vesting on the fixed vesting date, set forth in the applicable line of the Notice under “Vesting.” In each case, the Option is subject to earlier termination in accordance with Section 5.

The Option may be exercised only to the extent it is vested and exercisable. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option as provided in Section 5. Fractional share interests shall be disregarded, but may be cumulated.

Except as expressly provided in Sections 6 and 7 below, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Except as expressly provided in Sections 6 and 7 below, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

5.	Expiration of Option
The Option shall expire and the Participant shall have no further rights with respect thereto upon the earliest to occur of (a) the termination of the Option as provided in Section 7 below, (b) the termination of the Option as provided in Section 7.2 of the Plan, or (c) the Expiration Date set forth in the Notice. The Option may not be exercised at any time after a termination or expiration of the Option.

6.	Change in Control Event
Upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the occurrence of a Change in Control Event in which the Option is to terminate (i.e., the Administrator has not made a provision for the substitution, assumption, exchange or other continuation of the Option and the Option will not otherwise continue in accordance with its terms in the circumstances), the portion of the Option that is outstanding and unvested immediately prior to the Change in Control Event shall vest and become exercisable. In the event the Option is to be terminated in connection with a Change in Control Event, the Participant shall, unless the Administrator has made a provision for the settlement of the Option, be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise the outstanding portion of the Option in accordance with its terms (after giving effect to the acceleration of vesting) before the termination of the Option in such circumstances (except that in no case shall more than ten (10) days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.	Termination of Employment, Total Disability or Death

The Option shall be exercisable by the Participant (or his or her permitted successor in interest) following the Participant's termination of employment only to the extent provided below in this Section 7. Except as provided in Section 7(f) below, the last day that the Participant is employed by the Corporation or a Subsidiary prior to a period of non-employment by any such entity is referred to as the Participant’s “Severance Date.” In each case described below, the Option shall be subject to earlier termination as contemplated by Section 5.

(a)    Termination of Employment Generally. Except as expressly provided below in this Section 7, in the event the Participant ceases to be an employee of the Corporation or any of its Subsidiaries for any reason, the Option shall, to the extent that it is not vested and exercisable on the Participant’s Severance Date, terminate effective immediately following the Participant’s Severance Date and, to the extent that the Option is vested and exercisable by the Participant on the Participant’s Severance Date, it may be exercised by the Participant at any time within three months following the Participant’s Severance Date. The Option, to the extent exercisable for the three-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the three-month period.

(b)    Total Disability. In the event that the Participant ceases to be an employee of the Corporation or any of its Subsidiaries at a time when the Participant is Totally Disabled and is not eligible to Retire, the Option shall, to the extent that it is not vested and exercisable on the Participant’s Severance Date, terminate effective immediately following the Participant’s Severance Date. In such circumstances, or in the event that the Participant incurs such a Total Disability within not more than three months of the Participant’s Severance Date if the termination of the

Participant’s employment was for any reason other than a termination of employment by the Corporation or one of its Subsidiaries for Cause, the Option may, to the extent the Option was vested and exercisable by the Participant on the Participant’s Severance Date, be exercised by the Participant (or, if the Participant is then incapacitated, by the Participant's personal representatives, heirs, or legatees) at any time during the one-year period following the Participant’s Severance Date. The Option, to the extent exercisable for the one-year period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the one-year period. For purposes of the Option, “Total Disability” (which term shall include “Totally Disabled”) means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

(c)    Death. If the Participant dies while he or she is an employee of the Corporation or any of its Subsidiaries, the Option (to the extent outstanding and not previously vested and exercisable) shall vest and become exercisable on the Participant’s Severance Date and shall continue to be exercisable by the Participant’s personal representatives, heirs or legatees, as applicable, at any time during the three-year period following the Participant’s Severance Date. The Option, to the extent exercisable for the three-year period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the three-year period.

(d)    Retirement. If the Participant Retires from the Corporation or one of its Subsidiaries, the Option (to the extent outstanding and not previously vested and exercisable) shall vest and become exercisable on the Participant’s Severance Date and shall continue to be exercisable by the Participant (or if the Participant is then deceased, by the Participant’s personal representatives, heirs or legatees, as applicable) at any time during the three-year period following the Participant’s Severance Date. The Option, to the extent exercisable for the three-year period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the three-year period. Notwithstanding the foregoing, in the event a Retired Participant provides services to a competitor of the Corporation or any of its Subsidiaries as an employee, consultant, director, officer, representative, independent contractor or otherwise, or otherwise competes with the business of the Corporation or its Subsidiaries (in each case as determined by the Administrator its sole discretion), the Option, to the extent not previously exercised, shall immediately terminate. In addition, in such event the Corporation shall have the right to recover any profits realized by such Retired Participant as a result of any exercise of the Option during the six-month period prior to the date such Retired Participant commenced providing such services to a competitor. For this purpose, the Participant shall be deemed to have “Retired” (which term shall include “Retirement,” “Retire” and “Retires”) if the Participant retires from employment with the Corporation or one of its Subsidiaries for any reason other than Cause after satisfying all of the following at the time of such retirement: (i) the Participant is at least 65 years of age, (ii) the Participant’s age plus total years of continuous service with the Corporation or any of its Subsidiaries (as determined by the Administrator in its sole discretion) totals at least 75, and (iii) the Participant has five (5) or more years of continuous service with the Corporation or any of its Subsidiaries (as determined by the Administrator in its sole discretion) ending on the date of such retirement. For purposes of calculating “age plus total years of continuous service” under clause (ii) above, fractional years shall be disregarded but may be cumulated (so that, by way of example only, a Participant who is age 65 and 6 months with 9 years and 6 months of continuous service would satisfy the requirements of clause (ii), while a Participant who is age 65 and 6 months with 9 years and 5 months of continuous service would not satisfy the requirements of clause (ii)). For purposes of calculating the Participant’s “years of continuous service” under clause (ii) or clause (iii) above, in no event shall the Participant accrue more than one year of service with respect to any period of twelve consecutive months (that is, concurrent employment by both the Corporation and one or more of its Subsidiaries, or by multiple Subsidiaries, for a month shall not be counted as more than one month of service).

(e)    Termination for Cause. Notwithstanding the foregoing provisions of this Section 7, if the Participant's employment with the Corporation or any of its Subsidiaries is terminated by the Corporation or one of its Subsidiaries for Cause, the Option (whether or not all or any portion of such Option is then vested and exercisable) shall immediately terminate effective immediately following the Participant’s Severance Date.

For purposes of this Section 7 and as to any termination of employment or services that occurs prior to the occurrence of a Change in Control Event, the term “Cause” shall mean the occurrence or existence of any of the following with respect to the Participant, as determined by the Administrator or its delegate or delegates in its or their sole discretion:

(i)    the Participant’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

(ii)    whether prior or subsequent to the date hereof, the Participant’s willful engaging in dishonest or fraudulent actions or omissions;

(iii)    the Participant’s failure or refusal to perform his or her duties as reasonably required by his or her employer;

(iv)    negligence, insubordination, violation by the Participant of any duty (loyalty or otherwise) owed to the Corporation, one or more of its Subsidiaries, or any of their respective affiliates, or any other misconduct on the part of the Participant;

(v)    the repeated non-prescription use of any controlled substance, or the repeated use of alcohol or any other non-controlled substance which in the Administrator’s (or its delegate’s or delegates’) reasonable determination interferes with the Participant’s service as an officer or employee of the Corporation, one or more of its Subsidiaries, or any of their respective affiliates;

(vi)    sexual harassment by the Participant that has been reasonably substantiated and investigated;

(vii)    involvement in activities representing conflicts of interest with the Corporation, one or more of its Subsidiaries, or any of their respective affiliates;

(viii)    improper disclosure of confidential information;

(ix)    conduct endangering, or likely to endanger, the health or safety of another employee;

(x)    falsifying or misrepresenting information on the records of the Corporation, one or more of its Subsidiaries, or any of their respective affiliates;

(xi)    the Participant’s physical destruction or theft of substantial property or assets of the Corporation, one or more of its Subsidiaries, or any of their respective affiliates; or

(xii)    breach of any policy of, or agreement with, the Corporation, one or more of its Subsidiaries, or any of their respective affiliates applicable to the Participant or to which the Participant is otherwise bound.

For purposes of this Section 7 and as to any termination of employment or services that occurs upon or after the occurrence of a Change in Control Event, the term “Cause” shall mean the occurrence or existence of any of the following with respect to the Participant, as determined by a majority of the disinterested directors of the Board:

(A)    the Participant’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

(B)    whether prior or subsequent to the date hereof, the Participant’s willful engaging in dishonest or fraudulent actions or omissions which results directly or indirectly in any demonstrable material financial or economic harm to the Corporation, one or more of its Subsidiaries, or any of their respective affiliates;

(C)    the Participant’s failure or refusal to perform his or her duties as reasonably required by his or her employer, provided that the Participant shall have first received written notice from the employer stating with specificity the nature of such failure or refusal and affording the Participant at least five (5) days to correct the act or omission complained of;

(D)    gross negligence, insubordination, material violation by the Participant of any duty of loyalty to the Corporation, one or more of its Subsidiaries, or any of their respective affiliates, or any other material misconduct on the part of the Participant, provided that the Participant shall have first received written notice from the Corporation stating with specificity the nature of such action or violation and affording the Participant at least five (5) days to correct such action or violation;

(E)    the repeated non-prescription use of any controlled substance, or the repeated use of alcohol or any other non-controlled substance which in the Board’s reasonable determination interferes with the Participant’s service as an officer or employee of the Corporation, one or more of its Subsidiaries, or any of their respective affiliates;

(F)    sexual harassment by the Participant that has been reasonably substantiated and investigated;

(G)    involvement in activities representing conflicts of interest with the Corporation, one or more of its Subsidiaries, or any of their respective affiliates;

(H)    improper disclosure of confidential information;

(I)    conduct endangering, or likely to endanger, the health or safety of another employee;

(J)    falsifying or misrepresenting information on the records of the Corporation, one or more of its Subsidiaries, or any of their respective affiliates; or

(K)    the Participant’s physical destruction or theft of substantial property or assets of the Corporation, one or more of its Subsidiaries, or any of their respective affiliates.

(f)    Termination of Employment in Connection with a Change in Control Event. In the event the Participant ceases to be employed by the Corporation or any of its Subsidiaries as a result of either a termination of employment by the Corporation or one of its Subsidiaries without Cause or the resignation of the Participant for “Good Reason” (as defined below), in either case upon or within the one (1) year period following the occurrence of a Change in Control Event and the Participant is not eligible to Retire at the time of such termination (i.e., Section 7(d) does not apply), the Option (to the extent outstanding and not previously vested and exercisable) shall vest and become exercisable on the Participant’s Severance Date and shall continue to be exercisable by the Participant at any time within three months following the Participant’s Severance Date. The Option, to the extent exercisable for the three-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the three-month period.

For purposes of this Section 7, the term “Good Reason” shall mean any of the following without the Participant’s express written consent:

(i)    a material diminution in the Participant’s authority, duties or responsibilities in effect immediately prior to the Change in Control Event;

(ii)    a material diminution by the Employer (as defined below) in the Participant’s base compensation in effect immediately prior to a Change in Control Event;

(iii)    any material breach by the Corporation or the Employer of any right that the Participant has under a written severance plan of the Corporation or the Employer in which the Participant participates or by the Corporation or the Employer of any written employment agreement either of them may be a party to with the Participant; or

(iv)    the requirement by the Employer that the Participant’s principal place of employment be relocated more than fifty (50) miles from his or her place of employment immediately prior to a Change in Control Event;

provided, however, that any such condition shall not constitute “Good Reason” unless both (i) the Participant provides written notice to the Corporation of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (ii) the Corporation fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Corporation shall not be treated as a termination for “Good Reason” unless such termination occurs not more than one (1) year following the initial existence of the condition claimed to constitute “Good Reason.”

For purposes of this Option Agreement, “Employer” shall mean the Corporation or its Subsidiary employing the Participant; provided however, that nothing contained herein shall prohibit the Corporation or another of its Subsidiaries fulfilling any obligation of the employing entity to the Participant and for such purposes will be deemed the act of the Employer.

(g)    Continuation of Services. If the Participant’s employment with the Corporation or any of its Subsidiaries terminates (regardless of the reason) but, immediately thereafter, the Participant continues to render services to the Corporation or any of its Subsidiaries as an employee, director or consultant, such Participant’s Severance Date for purposes of the Option shall not be the date such Participant’s employment terminates, but instead shall be the last day that the Participant either is employed by or actually renders services to the Corporation or any of its Subsidiaries. As provided in Section 6.1 of the Plan, the Administrator shall be the sole judge for purposes of the Option of whether the Participant continues to render services the Corporation or its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

(h)    Exercise Period for ISOs. Notwithstanding any post-termination exercise period provided for herein or in the Plan, the Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a nonqualified stock option.

8.	Exercise of Option

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•
a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•
payment in full for the purchase price (the per-share exercise price of the Option multiplied by the number of shares to be purchased) in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to approval by the Administrator and such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock either already owned by the Participant or otherwise deliverable hereunder in connection with such Option exercise), such shares in each case valued at their fair market value (as determined under the Plan) on the exercise date;

•	any written statements or agreements required by the Administrator pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator.

The Option will qualify as an ISO only if it meets all of the applicable requirements of the Code.

9.	Nontransferability

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.7 of the Plan. For purposes of clarity, the Administrator has not authorized any transfer exceptions as contemplated by Section 5.7.2 of the Plan.

10.	No Right to Employment

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

11.	Rights as a Stockholder

Neither the Participant nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest or privilege in or to any shares of Common Stock subject to the Option except as to such shares, if any, as shall have been actually issued to such person and recorded in such person’s name following the exercise of the Option or any portion thereof.

12.	Notices

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 12.

13.	Arbitration

Any controversy arising out of or relating to this Option Agreement (including these Standard Terms) and/or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy or claim arising out of or related to the Option or the Participant’s employment or service, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, U.S.A., before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Option Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable U.S. state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. By accepting the Option, the Participant consents to all of the terms and conditions of this Option Agreement (including, without limitation, this Section 13).

14.	Governing Law

This Option Agreement, including these Standard Terms, shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to conflict of law principles thereunder) and applicable United States federal law.

15.	Severability

If the arbitrator selected in accordance with Section 13 or a court of competent jurisdiction determines that any portion of this Option Agreement (including these Standard Terms) or the Plan is in violation of any statute or public policy, then only the portions of this Option Agreement or the Plan, as applicable, which are found to violate such statute or public policy shall be stricken, and all portions of this Option Agreement and the Plan which are not found to violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any order striking any portion of this Option Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

16.	Entire Agreement

This Option Agreement (including these Standard Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

17.	Section Headings

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18.	Clawback Policy

The Option is subject to the forfeiture and clawback provisions of Section 8.14(a) of the Plan.

19.	No Advice Regarding Grant

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.